SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (or Date of Earliest Event Reported): March 15, 1999

                       AETNA REAL ESTATE ASSOCIATES, L.P.
             (Exact name of Registrant as specified in its charter)

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           DELAWARE                0-14986                  11-2827907
          (State of        (Commission File Number)       (IRS Employer
        incorporation                                   Identification No.)
       or organization)
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                               242 Trumbull Street
                           Hartford, Connecticut 06103
                    (Address of principal executive offices)


                                 (860) 275-2178
                         (Registrant's telephone number)


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ITEM 5.     Other Events.

      In November 1996, the Partnership and its general partners, Aetna/AREA Corporation and AREA GP Corporation (the "General Partners"), were named as defendants in two purported class action lawsuits filed in the Chancery Court of Delaware in New Castle County, entitled Bobbitt v. Aetna Real Estate Associates, L.P., et al and Estes v. Aetna Real Estate Associates, L.P., et al (collectively, the "Complaints"). The Complaints alleged, among other things, that management fees that have been paid and are paid to the General Partners are excessive and that a standstill agreement with a then tender offeror which had the effect of limiting the number of Partnership Units that would be the subject of any tender offer is unlawful.

      On March 15, 1999, the parties entered into a Stipulation and Agreement of Compromise, Settlement and Release (the "Settlement Agreement"), which was filed with and is subject to approval by the Delaware Chancery Court. Pursuant to the terms of the Settlement Agreement, the following actions will take place:

      (1) Upon the "Final Date" (the date that the judgment is no longer subject to appeal) the Applicable Percentage, as defined in Section
            6.6 of the Partnership Agreement, used to calculate the Investment Portfolio Fee per quarter which is paid to the General Partners, will be reduced by 0.0625% from that set forth in Section 6.6 of the Partnership Agreement (the "First Reduction"). The First Reduction will be effective on the Final Date and will be applied retroactively to the date of the execution of the Settlement Agreement. The First Reduction will result in a 0.25% reduction of the annual Investment Portfolio Fee otherwise provided in the Partnership Agreement.

      (2) Effective on the second anniversary of the Final Date, the Applicable Percentage will be reduced by an additional 0.0625% per quarter (the "Second Reduction"). The First and Second Reductions will apply cumulatively so that the annual Investment Portfolio Fee from the second anniversary of the Final Date through the termination of the Partnership will be a total of 0.50% below the annual Investment Portfolio Fee otherwise provided in the Partnership Agreement.

      (3) The General Partners will institute a marketing plan, market the Partnership's assets on a property-by-property basis and, subject to their fiduciary duties, determine whether or not the sale of any particular property should take place. The determination of whether to engage in the sale of one or more properties will reside solely within the discretion and business judgment of the General Partners, in accordance with their fiduciary duties.

      (4) The Partnership shall make a special distribution no later than April 15, 1999 of at least $2,500,000 (or approximately $0.20 per
            Unit) of Partnership cash to limited partners holding Partnership Units as of the date of such distribution.


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      (5)   The representative plaintiffs and the class will agree to release any and all claims, to the extent such claims relate to or arise out of the class action lawsuits, against the defendants to the fullest extent permitted by law. If the Settlement Agreement is approved by the Delaware Chancery Court and judgment is entered, the actions will be dismissed with prejudice.

      (6) The representative plaintiffs or their counsel may submit an application to the Delaware Chancery Court for reimbursement by the Partnership of attorneys' fees in an amount not to exceed $2,000,000 and out-of-pocket expenses in an amount not to exceed $200,000.

      The Settlement Agreement is subject to approval by the Delaware Chancery Court, although there can be no assurance that the Court will approve the Settlement Agreement. A hearing to consider the Settlement Agreement is scheduled for May 19, 1999.

      This summary description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement which is filed with the Delaware Chancery Court.


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ITEM 7.     Financial Statements and Exhibits

            (a)   None

            (b)   None

            (c)   None


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 18, 1999

                                   AETNA REAL ESTATE ASSOCIATES, L.P.

                                   By:   Aetna/AREA Corporation, General Partner


                                         By:  /s/Daniel R. Leary
                                              ----------------------------------
                                              Name:   Daniel R. Leary
                                              Title:  President


                                   By:   AREA GP Corporation, General Partner


                                         By:  /s/Mark J. Marcucci
                                              ----------------------------------
                                              Name:   Mark J. Marcucci
                                              Title:  President